Exhibit 10.48

Certain information marked as [***] has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), dated as of December 20, 2023 (the “Effective Date”), is by and among Janssen Pharmaceuticals, Inc., a Delaware corporation (“Janssen”) on one hand, and MeiraGTx UK II Limited, a company organized and existing under the laws of England and Wales, and MeiraGTx Holdings plc, an exempted company with limited liability incorporated under the laws of the Cayman Islands, on the other hand (MeiraGTx UK II Limited and MeiraGTx Holdings plc, individually or collectively, “MeiraGTx”).  MeiraGTx and Janssen are sometimes individually referred to herein as a “Party” and are sometimes collectively referred to herein as the “Parties”.

WHEREAS, the Parties are party to that certain Collaboration, Option and License Agreement, dated January 30, 2019, by and between Janssen and MeiraGTx, as amended by that certain First Amendment to the Collaboration, Option and License Agreement, dated December 16, 2021 (collectively, the “Collaboration Agreement”), pursuant to which, among other things, the Parties Developed the RPGR Product;

WHEREAS, on the Effective Date, the Parties have entered into that certain Asset Purchase Agreement (the “APA”), pursuant to which, among other things, MeiraGTx shall sell and transfer (or cause to be sold and transferred) to Janssen, and Janssen shall purchase from MeiraGTx, all of MeiraGTx’s and its Affiliates’ right, title and interest in, to and under the Purchased Assets (as defined in the APA), and Janssen shall obtain the exclusive right to further Exploit the RPGR Product (as such terms are defined in the APA), in each case, upon the terms and subject to the conditions set forth therein; and

WHEREAS, in furtherance of the APA and the transactions contemplated thereunder, the Parties desire to, among other things, (i) terminate the Collaboration Agreement, and (ii) memorialize certain other agreements in connection therewith, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Treatment of Collaboration Agreement.

(a)Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Collaboration Agreement, unless the context otherwise requires.

(b)Effective upon the Effective Date, and without requiring any further action by any Party, the Parties hereby agree that, except as otherwise set forth in Section 1(c) below, the Collaboration Agreement is hereby terminated by mutual agreement of the Parties and will be of no further force or effect whatsoever.

(c)

(i)In respect of the Collaboration Agreement, Section 15.6 (Survival) of the Collaboration Agreement, and the provisions of the Collaboration Agreement that expressly survive termination in accordance with the terms of Section 15.6 (Survival) of the Collaboration Agreement (as amended hereby), shall survive the termination of the Collaboration Agreement in accordance with its terms; provided, however, that the Parties hereby agree that notwithstanding the foregoing, Section 15.6 (Survival) of the Collaboration Agreement is hereby amended to delete references to the following sections of the Collaboration Agreement: (A) Section 3.7(c) (Final Report); (B) Section 4.1(c) (Internal Research License); (C) Section 10.12 (Disclaimer); (D) the last sentence of Section 13.1 (Use of Names); (E) Section 13.4 (Publications); (F) Section 15.4(c) (Effects of Termination; Wind-

Down Activities); (G) Section 15.4(d) (Effects of Expiration or Termination; Clinical Studies) (provided, however, that, solely with respect to any Clinical IRD Product (other than the RPGR Product), Section 15.4(d)(ii) and Section 15.4(d)(iv) shall survive as if the election set forth in Section 15.4(d)(ii) had been made); (H) Section 15.4(e) (Effects of Expiration or Termination; Further Actions); and (I) Section 15.5 (Post-Termination Royalties to Janssen) (the sections of the Collaboration Agreement that survive pursuant Section 15.6 (Survival) of the Collaboration Agreement, as amended pursuant to this Section 1(c)(i), collectively, the “Surviving Terms”). Additionally, the Parties agree that any survival of Section 11.1 (Ownership under the Clinical IRD Programs and Research IRD Programs), Section 11.2 (Ownership under the CMC Development Collaboration), Section 11.3 (Duties to the Other Party) and Section 15.4(b) (Effects of Expiration or Termination; Confidential Information) applies solely with respect to assets that are not Purchased Assets under the APA.

(ii)The Parties hereby acknowledge and agree that (A) notwithstanding the termination of the Collaboration Agreement, the Surviving Terms remain in full force and effect and will remain in full force and effect for the remainder of, and in accordance with, their respective terms pursuant to the Collaboration Agreement (except as otherwise expressly modified herein); (B) other than as set forth in the Surviving Terms, the Collaboration Agreement is hereby terminated in its entirety and will be of no further force or effect whatsoever; and (C) in the event of a conflict between the APA and the Surviving Terms, the APA will control to the extent of such conflict.

(iii)The Parties expressly acknowledge and agree that in connection with the termination of the Collaboration Agreement:

(A) no Upfront Payment, Development Milestone Payments, Commercial Milestone Payments, Royalties, Clinical Development Costs, Clinical Development Manufacturing Costs, Commercial Manufacturing Costs, Manufacturing Costs, Process Development Costs, Research Costs or other payments are or will become due or payable to or by any Party under the Collaboration Agreement; and

(B) each Party hereby forever unequivocally, irrevocably, knowingly and voluntarily waives and disclaims any right or claim to any Upfront Payment, Development Milestone Payments, Commercial Milestone Payments, Royalties, Clinical Development Costs, Clinical Development Manufacturing Costs, Commercial Manufacturing Costs, Manufacturing Costs, Process Development Costs, Research Costs or other payments or any portion thereof.

(iv)Notwithstanding the foregoing or anything to the contrary in this Agreement or in the Collaboration Agreement, the Parties expressly acknowledge and agree that in connection with the termination of the Collaboration Agreement, nothing shall relieve the Parties of: (1) any payment becoming due and payable on or after the Effective Date of this Agreement under that certain Transition Services Agreement, by and between the Parties, dated as of September 27, 2023 (as the same is amended and restated as of the Effective Date, the “Transition Services Agreement”), (2) any payment becoming due and payable on or after the Effective Date of this Agreement under that certain Assignment and Assumption Agreement, by and between MeiraGTx and Janssen Research & Development, LLC, dated September 29, 2023, (as the same is amended as of the Effective Date, the “Assignment and Assumption Agreement”); (3) any payment becoming due and payable on or after the Effective Date of this Agreement under the APA or any other Related Document (as such term is defined in the APA); or (4) any work completed prior to the Effective Date of this Agreement pursuant to the Collaboration Agreement, the Transition Services Agreement or the Assignment and Assumption Agreement which, in the case of this clause (4), the Parties expressly acknowledge and agree are (A) with respect to the Clinical Development Manufacturing Costs or Process Development Costs incurred prior to the Effective Date of this Agreement, [***] payable by Janssen to MeiraGTx pursuant to Section 10.4 or Section 10.5(b), as applicable, of the Collaboration Agreement; and (B) with respect to Clinical Development Costs incurred prior to the Effective Date of this Agreement, an amount payable by Janssen to MeiraGTx pursuant to Section 10.3 of the Collaboration Agreement, [***]. MeiraGTx represents as of the Effective Date of this Agreement that the foregoing [***] reflects its good faith estimate of the Clinical Development Costs incurred prior to the Effective Date of this Agreement.

(v)For clarity and for the avoidance of any doubt, and notwithstanding anything herein to the contrary, each of the Parties acknowledges and agrees that, except as expressly provided in Section 2 below, this Agreement does not terminate, amend, modify or otherwise change or alter that certain Confidential Disclosure Agreement, dated [***] (the “Prior CDA”), which survives in accordance with Section 19.12 of the Collaboration Agreement and the terms of the Prior CDA.

2.	Mutual Release; Disclaimer of Liability.

(a)Effective as of the Effective Date hereof, MeiraGTx, for and on behalf of itself and its Affiliates, will be deemed to have released and discharged, and hereby does, forever unconditionally, unequivocally, irrevocably, knowingly and voluntarily release and discharge, Janssen and its Affiliates, and each of their respective former and current equityholders, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners, spouses, heirs, trusts, trustees, successors, assignees, and any former and current equityholders, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners, spouses, heirs, trusts, trustees, successors, or assignees of any of the foregoing (collectively, the “Janssen Related Parties”), from any and all past, present or future liabilities, actions, causes of action, claims, demands, obligations, defenses, affirmative defenses, counterclaims, setoffs, losses, Damages, rights (including rights of contribution and other similar rights, from whatever source, whether under contract, Applicable Law or otherwise), protests, suits, Disputes, orders, obligations, debts, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys’ fees) or damages of any kind, arising by any means, of any kind or nature, whether at law, in equity or otherwise (collectively, “Claims”), asserted or that could have been asserted, that in any way arise from, under or out of, are based upon, or are in connection with the Collaboration Agreement under any Applicable Law or otherwise, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent (collectively, the “MeiraGTx Released Claims”), including any Claims that in any way arise from, under or out of, are based upon, or are in connection with: (i) the performance, non-performance, breach, action or failure to act under or in accordance with the Collaboration Agreement; (ii) any deliberations or negotiations in connection with the Collaboration Agreement and (iii) the events leading to the negotiation and execution of this Agreement and the transactions and agreements contemplated hereby; provided, however, that the MeiraGTx Released Claims (including, for clarity, sub-clauses (i)-(iii)) exclude and this Section 2(a) will not be construed as releasing any and all rights, remedies or Claims that in any way arise from, under or out of, are based upon, or are in connection with this Agreement, any Surviving Terms, the APA, any Related Document (as defined under the APA) or the Prior CDA (the “Retained Claims”).

(b)Effective as of the Effective Date hereof, Janssen, for and on behalf of itself and its Affiliates, will be deemed to have released and discharged, and hereby does, forever unconditionally, unequivocally, irrevocably, knowingly and voluntarily release and discharge, MeiraGTx and its Affiliates, and each of their respective former and current equityholders, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners, spouses, heirs, trusts, trustees, successors, assignees, and any former and current equityholders, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners, spouses, heirs, trusts, trustees, successors, or assignees of any of the foregoing (collectively, the “MeiraGTx Related Parties” and, together with the Janssen Related Parties, the “Related Parties”), from any and all past, present or future Claims asserted or that could have been asserted, that in any way arise from, under or out of, are based upon, or are in connection with the Collaboration

Agreement under any Applicable Law or otherwise, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent (collectively, the “Janssen Released Claims” and, together with the MeiraGTx Released Claims, the “Released Claims”), including any Claims that in any way arise from, under or out of, are based upon, or are in connection with: (i) the performance, non-performance, breach, action or failure to act under or in accordance with the Collaboration Agreement; (ii) any deliberations or negotiations in connection with the Collaboration Agreement and (iii) the events leading to the negotiation and execution of this Agreement and the transactions and agreements contemplated hereby; provided, however, that the Janssen Released Claims (including, for clarity, sub-clauses (i)-(iii)) exclude and this Section 2(b) will not be construed as releasing any Retained Claims.

(c)It is understood and agreed that, except as provided in Section 2(a) and Section 2(b), the preceding paragraphs are a full and final release covering all known as well as unknown or unanticipated debts, claims, liabilities, obligations or damages of each of the Parties and their respective Affiliates relating in any way to or arising in any way out of the Collaboration Agreement (other than the Retained Claims). Therefore, each of the Parties expressly waives any rights it may have under any statute, common law principle or in equity under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other. In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby to fully, finally and forever settle and release all of the Released Claims. In furtherance of this intention, the releases herein given will be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact, including without limitation Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(d)Effective as of the Effective Date hereof, and, for the avoidance of doubt, except with respect to the Retained Claims, each Party, on behalf of itself and its Affiliates hereby covenants not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in (including the investigation, filing, reporting or prosecution) by such Party or any of its Related Parties or any Third Party of a suit, arbitration, mediation or Claim against any other Party or its Related Parties relating to any Released Claim.  The covenants contained in this Section 2 will survive this Agreement indefinitely regardless of any statute of limitations.

3.[***]

4.Further Assurances. Each Party will, and will cause its Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and Applicable Laws to effectuate the transactions and agreements contemplated by this Agreement.

5.Third Party Beneficiaries. Except for the provisions of Section 2 and Section 3, with respect to which a Third Party is expressly intended to be a Third Party beneficiary thereof, this Agreement is not intended to (and does not) confer on any Person other than the Parties any rights or remedies or impose on any Person other than the Parties any obligations.

6.Entire Agreement. This Agreement, together with the Surviving Terms, the APA, the other Related Documents and the Prior CDA, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof.

7.Miscellaneous.  The provisions of Article 18 (Dispute Resolution) of the Collaboration Agreement and Article 19 (General Provisions) of the Collaboration Agreement (other than Section 19.9 (No Third Party Beneficiary Rights) of the Collaboration Agreement and Section 19.12 (Entire Agreement) of the Collaboration Agreement) are incorporated herein by reference and will apply to this Agreement, mutatis mutandis, as if fully set forth herein.

(Remainder of Page Intentionally Left Blank; Signature pages follow)

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be signed by their respective officers hereunto duly authorized, all as of the Effective Date.

JANSSEN PHARMACEUTICALS, INC.

By:	/s/ Sarah Brennan
Name:	Sarah Brennan
Title:	President

MEIRAGTX UK II LIMITED

By:	/s/ Stuart Naylor
Name:	Stuart Naylor
Title:	Chief Development Officer

MEIRAGTX HOLDINGS PLC

By:	/s/ Stuart Naylor
Name:	Stuart Naylor
Title:	Chief Development Officer